                                   EXHIBIT 2(ii)

    ADDENDUM AND AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS
      OF DECEMBER 23, 1997, BY AND AMONG THE COMPANY, MCSC FREMONT ACQUISITION
       CORPORATION (A WHOLLY OWNED SUBSIDIARY OF THE COMPANY), TBS PRINTWARE
        CORPORATION AND THE NAMED STOCKHOLDERS OF TBS PRINTWARE CORPORATION.

Amendment to Agreement
December 30, 1997


                                               MIAMI COMPUTER SUPPLY CORPORATION
                                                    4750 HEMPSTEAD STATION DRIVE
                                                              DAYTON, OHIO 45429


                                  December 30, 1997

                                    VIA FACSIMILE


John McCoubrie
Lothar Rowe and
Robert Salomon
TBS Printware Corporation
c/o James Niven, Esq.
Niven and Smith
425 California Street
San Francisco, California 94104-2118

Dear Gentlemen:

     This letter serves as an addendum and amendment to the Agreement and Plan of Reorganization by and among Miami Computer Supply Corporation, MCSC Fremont Acquisition Corporation, TBS Printware Corporation and John McCoubrie, Lothar Rowe and Robert Salomon dated December 23, 1997 (the "Agreement"). The Agreement is amended as follows:

     1. Section 2.3(b) is hereby deleted in its entirety and replaced with the following language:

     "(b) subject to Sections 2.5, 2.6 and 2.7 hereof, all of the issued and outstanding shares of the common stock, $1.00 par value per share of TBS (the "TBS Common Stock") issued and outstanding immediately prior to the Effective Time shall be exchanged for cash or a promissory note (the "Cash Portion") in the amount of nine hundred ninety-one thousand dollars ($991,000.00) and 210,000 shares (the "New MCSC Shares") of common stock, no par value per share, of MCSC (the "MCSC Common Stock" or the "Stock Portion") (the Cash Portion set forth above and the Stock Portion being collectively referred to herein as the "Purchase Price").

     2. Section 2.3(c)(i) is hereby deleted in its entirety and replaced with the following language:

     "The Stockholders shall be entitled to receive additional consideration (the "Deferred Purchase Price") based on the pre-tax income (as determined by MCSC's independent auditors pursuant to generally accepted accounting principles ("GAAP")) earned by MFAC during the thirty-three (33) full calendar months immediately subsequent to the Closing Date (if the Closing Date is within any month, the first month (the first day of which shall be deemed the "Deferred Purchase Price Commencement Date") to be used to determine the Deferred Purchase Price shall be the next full month immediately following the month in which the Closing Date occurs), as follows:

Amendment to Agreement
December 30, 1997


                 If MFAC's pre-tax              The Stockholders
                     income is:                   will receive:
                   -------------                 --------------
               Greater than $2,000,000                   $500,000
               But less than $2,500,000

               Greater than $2,500,000                 $1,200,000
               But less than $2,800,000

               Greater than $2,800,000                 $1,620,000
               But less than $3,300,000

               Greater than $3,300,000                 $1,800,000
               But less than $4,000,000

               Greater than $4,000,000                 $2,200,000


     3. In Section 3.1(a), the amount of authorized capital common stock of TBS is not "one hundred thousand (100,000) shares," but, rather, five hundred thousand (500,000) shares. Section 3.1(a) is hereby changed accordingly.

     These changes are being made in accordance with the wishes you have expressed in our discussions. By signing below, you agree to this addendum to and amendment of the Agreement.

                                   Sincerely yours,




                                   Michael E. Peppel
                                   Vice President -- Chief Financial Officer


     IN WITNESS WHEREOF, MCSC, MFAC, TBS and the Stockholders have caused this amendment to the Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.

                            SIGNATURES ON NEXT PAGE
                                MIAMI COMPUTER SUPPLY CORPORATION


Witness:                            By:
          -------------------           ---------------------------
          Thomas C. Winstel             Michael E. Peppel
          Secretary                     Vice President -- Chief Financial
                                        Officer


                              MCSC FREMONT ACQUISITION
                               CORPORATION

Amendment to Agreement
December 30, 1997




Witness:                            By:
          -------------------           ---------------------------
                                        Michael E. Peppel
                                        President


                              TBS PRINTWARE CORPORATION


Witness:                            By:
          -------------------           ---------------------------
          John McCoubrie                Robert Salomon
          President and Secretary       Chief Executive Officer


                              STOCKHOLDERS:


Witness:                            By:
          -------------------           ---------------------------
                                        Robert Salomon


Witness:                            By:
          -------------------           ---------------------------
                                        John McCoubrie


Witness:                            By:
          -------------------           ---------------------------
                                        Lothar Rowe